EXhibit 99.2

General Catalyst Global Resilience Merger Corp. Announces Closing of
$402.5 Million Initial Public Offering

BOSTON, MASSACHUSETTS, May 1, 2026 -- (GLOBE NEWSWIRE) -- General Catalyst Global Resilience Merger Corp. (the “Company”), announced today the closing of its initial public offering of 40,250,000 Global Resilience Aligned Initial Listing securities (“GRAIL securities”) at a price of $10.00 per GRAIL security, including 5,250,000 GRAIL securities pursuant to the full exercise of the underwriters’ over-allotment option. The GRAIL securities began trading on the Nasdaq Global Market under the ticker symbol “GCGRU” on April 30, 2026. Each GRAIL security consists of one Class A ordinary share of the Company and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the GRAIL securities begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Global Market under the symbols “GCGR” and “GCGRW,” respectively.

“General Catalyst Global Resilience Merger Corp. was formed to partner with a company through aligned capital, strategic support, and a long-term orientation. We intend to focus on global resilience sectors including aerospace and defense, industrials and manufacturing, energy and other associated opportunities, and we look forward to partnering with mission-oriented founders and companies to accelerate impact,” said Paul Kwan, Chief Executive Officer of General Catalyst Global Resilience Merger Corp.

Citigroup Global Markets Inc. served as sole book-running manager for the offering and Academy Securities, Inc. acted as co-manager for the offering.

The registration statement relating to the securities sold in the initial public offering was declared effective on April 29, 2026 by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About General Catalyst Global Resilience Merger Corp.

General Catalyst Global Resilience Merger Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, it intends to focus on Global Resilience sectors, including aerospace and defense, national security, industrials and manufacturing, and other associated opportunities. The Company believes that its Global Resilience Aligned Initial Listing structure, or GRAIL structure, reflects its core values and will attract high quality partners seeking a disciplined and aligned path to the public markets.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds of the initial public offering and the simultaneous private placement. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that such net proceeds will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor/Media Contact: gcgr@generalcatalyst.com